EXHIBIT 1.5

CANADA BUSINESS CORPORATIONS ACT	LOI RÉGISSANT LES SOCIETES PAR ACTIONS DE RÉGIME FÉDÉRAL

FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 177)

1. Name of corporation - Dénomination de la société	2. Corporation No. - NE de la société

ADHEREX TECHNOLOGIES INC.	3521443

3. The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The authorized shares of the Corporation are amended to change the total number of issued and outstanding Common Shares in the capital of the Corporation into a different number of Common Shares on the basis of 4 Common Shares for each Common Share issued and outstanding immediately prior to the date that these Articles of Amendment are certified by the Director appointed under the Canada Business Corporations Act.

	Signature	Title - Titre

October 18, 2000	“Signed”	John L. Brooks, Director

FOR DEPARTMENTAL USE ONLY - À L’USAGE DU MINISTERE SEULMENT Filed - Déposée